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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT




        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) November 25, 1996.



                        LITHIUM TECHNOLOGY CORPORATION
      (Exact Name of Small Business Issuer as Specified in Its Charter)




    Delaware                           1 10446                  13-3411148
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State or Other Jurisdiction            Commission               IRS Employer
of Incorporation or Organization       File Number              Identification No.

5115 Campus Drive, Plymouth Meeting,  PA              19462
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Address of Principal Executive Offices                Zip Code



    Registrant's telephone number, including area code:  (610) 940-6090
                                                         --------------





        --------------------------------------------------------------
          Former name or former address, if changed since last report



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Item 9.     Sales of Equity Securities Pursuant to Regulation S.

        On November 25, 1996, and December 2, 1996, Lithium Technology Corporation (the "Company") issued 64,575 and 13,258 shares, respectively, of the Company's common stock pursuant to an exemption from registration under Regulation S of the Securities Act of 1933. The common stock was issued to two institutional investors who were existing stockholders in the Company and who are not "U.S. Persons" (as defined in Rule 902(o) of Regulation S). The Company issued 55,595 shares to one of these stockholders and 22,238 shares to the second stockholder pursuant to the terms of Stock Purchase Agreements relating to a convertible note transaction which was entered into by the parties on October 25, 1996, and reported in the Company's Report on Form 8-K, dated October 25, 1996 (a form of the Stock Purchase Agreement is attached as exhibit 10.31 thereto). The common stock, therefore, was not issued for cash, no underwriter was used, and no underwriter discounts or commissions were paid. The shares were issued to satisfy certain covenants in the aforementioned
Stock Purchase Agreements as the result of certain post-closing occurrences. The Company issued the common stock pursuant to Rule 903 of Regulation S and qualifies for such an exemption based on the purchasers' representations set forth in the aforementioned Stock Purchase Agreements including the following: the Company is a Reporting Issuer (as defined in Rule 902(1) of Regulation S); has not made any Directed Selling Efforts (as defined in Rule 902(b) of Regulation S); has implemented Offering Restrictions (as defined in Rule 902(h) of Regulation S); and has not made any offer or sale to any U.S. person or for the account or benefit of any U.S. person.


                                  SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                               LITHIUM TECHNOLOGY CORPORATION




                               By:      /s/ David J. Cade
                                    ---------------------------------
                                            David J. Cade
                                            President and
                                            Chief Operating Officer


Date:   December 10, 1996



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